Exhibit 99.1

NEWS RELEASE

For Immediate Release

COEUR D’ALENE MINES PROVIDES UPDATE ON PATH TO COMPLETION OF ORKO ACQUISITION

Coeur’s Stock and Cash Proposal Represents a Premium of Approximately 20% to the Current

Implied Value of the First Majestic All-Stock Offer

Should First Majestic Exercise its Matching Right by Tuesday at Midnight, Coeur Believes

Orko’s Upcoming Special Meeting Should be Postponed to Allow Orko Shareholders Time to Compare the Two Proposals

Coeur d’Alene, Idaho — February 18, 2013 — Coeur d’Alene Mines Corporation (the “Company” or “Coeur”) (NYSE: CDE, TSX: CDM) today commented on the path to completion of its previously announced binding stock and cash proposal (“Coeur’s Proposal”) to acquire all of the issued and outstanding common shares of Orko Silver Corp. (“Orko”) (TSX VENTURE: OK):

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Orko’s Board of Directors has unanimously determined, after receiving the advice of its financial and legal advisors, that Coeur’s Proposal constitutes a “Superior Proposal” pursuant to its arrangement agreement with First Majestic Silver Corporation (“First Majestic”) (FR.TO) (AG) (FMV.F).

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Based on the closing share prices of Coeur, Orko and First Majestic as of February 15, 2013, Coeur’s Proposal represents a premium of approximately 59% to the Orko share price on December 14, 2012, the last trading day prior to the announcement of Orko’s agreement with First Majestic, and a premium of approximately 20% to the current implied value of the all-stock consideration offered pursuant to the First Majestic arrangement agreement.

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Should First Majestic exercise its matching right by Tuesday February 19, 2013 at midnight, Coeur believes that the special meeting of Orko shareholders to vote on the First Majestic arrangement should be postponed in order to provide Orko shareholders with sufficient time to evaluate the value represented by Coeur’s Proposal, as compared to the value represented by any potential revision to First Majestic’s all-stock offer.

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Orko shareholders cannot receive the superior value being offered by Coeur if Orko shareholders approve the First Majestic arrangement at the upcoming special meeting of Orko shareholders currently scheduled for Wednesday, February 20, 2013.

Under the terms of Coeur’s Proposal, Orko shareholders may elect to receive in exchange for each Orko share:

•	0.0815 common shares of Coeur (“Coeur Shares”) and CAD$0.70 cash and 0.01118 warrants to purchase Coeur shares (“Coeur Warrants”);

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0.1118 Coeur Shares and 0.01118 Coeur Warrants, subject to pro-ration as to the number of Coeur Shares if the total number of Coeur Shares elected by Orko shareholders exceeds approximately 11.6 million; or

•	CAD$2.60 in cash and 0.01118 Coeur Warrants, subject to pro-ration as to the amount of cash if the total cash elected by Orko shareholders exceeds CAD$100 million.

If all Orko shareholders were to elect either the all cash (and Coeur Warrants) or the all share (and Coeur Warrants) alternative, each Orko shareholder would receive 0.0815 Coeur Shares and CAD$0.70 in cash, together with 0.01118 Coeur Warrants, for each Orko share.

Under the terms of Coeur’s Proposal, each whole Coeur Warrant will be exercisable for one Coeur Share for a period of four years at an exercise price of US$30.00, all subject to adjustment in accordance with the terms of the Coeur Warrants. Coeur will use commercially reasonable efforts to register the Coeur Shares issuable on exercise of the Coeur Warrants under applicable United States securities laws and have the Coeur Warrants listed and posted for trading on the Toronto Stock Exchange and New York Stock Exchange.

Coeur’s Proposal has been approved by the Coeur Board of Directors and no further corporate or shareholder approvals are required by Coeur to complete the transaction. Coeur’s Proposal is not conditional on any financing.

J.P. Morgan is serving as financial advisor to Coeur on this transaction, Fasken Martineau DuMoulin LLP and Gibson, Dunn & Crutcher LLP are serving as legal advisors and Kingsdale Shareholder Services Inc. as Information Agent.

About Coeur

Coeur d’Alene Mines Corporation is the largest U.S.-based primary silver producer and a growing gold producer. The Company has four precious metals mines in the Americas generating strong production, sales and cash flow in continued robust metals markets. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also owns a non-operating interest in a low-cost mine in Australia, and conducts ongoing exploration activities in Mexico, Argentina, Nevada, Alaska and Bolivia.

For Additional Information:

Wendy Yang, Vice President, Investor Relations

(208) 665-0345

Stefany Bales, Director, Corporate Communications

(208) 667-8263

Wes Hall, Kingsdale Shareholder Services

(416) 867-2342

Tim Lynch / Averell Withers, Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

www.coeur.com

Cautionary Statement

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including expectations regarding the enterprise value of Orko, the value of Coeur ’s shares and Orko’s shares, the consideration to be issued pursuant to the proposal, the ability of Coeur and Orko to consummate the transaction on the terms and in the manner contemplated thereby, and Coeur operating results, production levels and operating costs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that permits necessary for the planned Rochester expansion may not be obtained, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays and disputed mining claims, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur’s future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Current mineralized material estimates include disputed and undisputed claims at Rochester. While the Company believes it holds a superior position in the ongoing claim dispute, the Company believes an adverse legal outcome would cause it to modify mineralized material estimates. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Cautionary Note to U.S. Investors-The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in public disclosures, such as “measured,” “indicated,” “inferred” and “resources,” that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC’s website at http://www.sec.gov.

Additional Information and Where to Find It

This document relates to Coeur D’Alene Mines Corporation’s (“Coeur”) proposed acquisition (the “Transaction”) of Orko Silver Corp. Shares of Coeur’s common stock (the “Coeur Shares”) issuable upon (i) the exercise of warrants (the “Warrants”) to acquire Coeur Shares to be issued by Coeur in connection with the proposed Transaction and (ii) the exchange of exchangeable securities (the “Exchangeable Shares”) to be issued by a subsidiary of Coeur in connection with the proposed Transaction which may be registered pursuant to a registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) or issued pursuant to an available exemption. This document is not a substitute for any registration statement or any other document that Coeur may file with the SEC or send to its shareholders in connection with the offer and/or issuance of Coeur Shares in connection with the exercise of the Warrants and exchange of the Exchangeable Shares. Investors who may receive Warrants or Exchangeable Shares in the Transaction are urged to read Coeur’s registration statement on Form S-4, if and when filed, including the prospectus, and all other relevant documents that may be filed with the SEC as and if they become available because they will contain important information about the issuance of Coeur Shares upon the exercise of any Warrants and exchange of any Exchangeable Shares. All documents, if and when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Coeur’s Investor Relations department at Coeur D’Alene Mines Corporation; Investor Relations; (208) 665-0345; wyang@coeur.com. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities.